Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-17937 of General Motors Corporation on Form S-8 of our report dated June 25, 1999, appearing in this Annual Report on Form 11-K of the Saturn Personal Choices Savings Plan for Non-Represented Members for the year ended December 31, 1998.



/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Nashville, Tennessee
June 29, 1999















































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